CONSULTING AGREEMENT

THIS AGREEMENT is made as of and effective the 16th Day of November, 2015.

BETWEEN:

PETROSONIC ENERGY INC., a company incorporated under the laws of the State of Nevada and having an office at 914 Westwood Blvd. Suite 545 Los Angeles, CA, 90024, USA (the “Company”)

AND:

ROCKREEF ADVISORS, LLC., a company incorporated under the laws of the State of Delaware and having an office at 103 East End Avenue, Shrewsbury, NJ 07702 (the “Consultant”)

WHEREAS:

A.	The Company is a publicly owned/traded company whose common shares are listed on the “over-the-counter” market in the United States;

B.	The Company is engaged in the development and commercialization of enhanced sonic separation of materials, and related technologies, for application in the energy industry;

C.	The Consultant possesses certain management and industry expertise, knowledge and skill related to technology development and corporate development, which would be of a benefit to the Company;

D.	The Company wishes to engage the services of the Consultant to carry out and provide ongoing technical, business and advisory services to the Company, as further described herein to enable the Company to achieve its business objectives, subject to the terms and conditions set forth in this Agreement; and

E.	The Company and the Consultant have agreed to enter into this Agreement for the purpose of adhering to certain covenants.

NOW THEREFORE in consideration of the terms and conditions herein contained, the parties covenant and agree as follows:

Article 1

ENGAGEMENT

Engagement

1.1 Subject to the terms and conditions set out herein, the Company hereby engages the Consultant to carry out and provide ongoing, business and advisory services to the Company as specifically provided on Schedule “A” hereto (the “Services”) during the Term (as hereinafter defined) in connection with the ongoing business objectives of the Company and the Consultant agrees to such engagement. The Company and the Consultant acknowledge and agree that Keith R. McGee, the President of the Consultant (the “Principal”) will be the individual responsible for carrying out the Services on behalf of the Consultant.

Appointment of Consultant as President and Chief Operating Officer

1.2 The parties intend that the Principal will act as an officer of the Company and hold the title of President and Chief Operating Officer. Principal to agree to accept such appointment provided that;

(a)	the Principal may resign as President and Chief Operating Officer at any time;

(b)	any actions of the Principal as President and Chief Operating Officer shall be considered to be Services provided by the Consultant;

Commitment

1.3 The Consultant shall during the Term, devote such time, skill, attention and ability to the business and affairs of the Company as may be reasonably required to effectively perform the Services, it being understood that the Consultant is permitted to undertake other mandates during the Term.

Standard of Care

1.4 The Consultant shall at all times during the Term:

(a)	have the skill, expertise and capabilities necessary to effectively perform the Services under this Agreement;

(b)	perform the Services hereunder in an effective, professional and business like manner; and

(c)	carry out the Services in compliance with applicable laws of the State of Delaware, and other applicable laws of which the Consultant is provided written notice from time to time by the Company.

Responsibility for Services

1.5 The Consultant shall report to and act at the direction of the Chief Executive Officer of the Company.

The Consultant shall only have the duties and obligations to the Company that are expressly provided for herein, and no other duties or obligations shall be implied.

Article 2

TERM

Term

2.1 Subject to the provisions on earlier termination of this Agreement contained herein, the term of this Agreement will be for a period of two (2) years effective from November 15, 2015 (the “Effective Date”) and ending on the second anniversary of the Effective Date (the “Term”).

Article 3

FEES

Consulting Fee and Other Compensation

3.1 The following is a summary of the compensation to be paid by the Company to the Consultant for the Services:

Options:	5,000,000 shares (vesting as per Company plan);

Retainer:	The Company will pay the Consultant fees of $6,000/month. Payment of the fees shall be made in respect of a month on the 15th day of the applicable month.

The Company will also reimburse the Consultant for reasonable out of pocket expenses incurred by the Consultant in relation to the provision of the Services. Such expenses shall be approved beforehand by the CEO of the company. The Company agrees to make payment of reimbursement within three days upon receipt of supporting documentation in respect of expenses incurred and approved by the CEO of the company before hand.

Article 4

RELATIONSHIP

Independent Contractor

4.1 The Consultant shall perform the Services pursuant to this Agreement as an independent contractor, and nothing in this Agreement shall be construed as creating an employment, agency, joint venture or partnership relationship between the parties. The Consultant acknowledges that it is responsible for remitting its own taxes and any contributions required by law to be remitted and that the Company shall have no responsibility in respect of any failure by the Consultant to properly remit such amounts when due and the Consultant agrees to indemnify and save the Company harmless from and against any and all assessments, losses or penalties actually incurred by the Company in this respect to taxation of fees.

Article 5

TERMINATION

Termination For Material Breach

5.1 Either the Company or the Consultant (in this Article the “Non-Defaulting Party”) may terminate this Agreement at any time upon written notice only if the other party, including in the case of the Consultant, the Principal, (in this Article the “Defaulting Party”) commits a material breach of any of the terms and conditions of this Agreement and, in the case of a material breach capable of remedy, fails to remedy the same within 10 days after receipt of a written notice from the Non-Defaulting Party giving particulars of the breach and requiring it to be remedied.

Termination For Other Reasons

5.2 Either the Company or the Consultant (being the Non-Defaulting Party) may also terminate this Agreement immediately upon the happening of any of the following events:

(a)	the other party, including in the case of the Consultant, the Principal, (being the Defaulting Party) commits an act of fraud, dishonesty, gross malfeasance or wilful neglect of duty which is reasonably likely to cause, directly or indirectly, material injury or damage to the Non-Defaulting Party or its reputation or goodwill or which resulted or was intended to result in direct or indirect gain to or personal enrichment of the Defaulting Party; provided, however, that such act shall not constitute cause unless:

(i)	the Non-Defaulting Party gives the Defaulting Party written notice setting out with specificity the reasons why the Non-Defaulting Party reasonably believes the Defaulting Party’s conduct falls within the criteria set forth in this subsection 5.2(a);

(ii)	the Defaulting Party shall have been provided the opportunity, if such conduct is susceptible to cure, to cure the specific inappropriate conduct within 5 calendar days following the receipt of written notice from the Non-Defaulting Party;

(iii)	after such 5 day period, the Non-Defaulting Party reasonably determines that the act or conduct has not been cured; and

(iv)	the termination is evidenced by a written notice from the Non-Defaulting Party; or

(v)	the Defaulting Party as a judicial manager or receiver appointed of the whole or substantially the whole of its assets, becomes bankrupt or makes any arrangement, proposal or composition with its creditors, or a resolution is passed or an order is made for the winding up or liquidation of the Defaulting Party.

Termination by Company Due to Death or Disability

5.3 The Company may also terminate this Agreement immediately upon the happening of either of the following events:

(a)	the death of the Principal;

(b)	in the event of illness, disease or mental or physical disability, the Principal becomes incapable of causing the Consultant to fulfill its duties under this Agreement for a period of three consecutive months or more; or

(c)	the Principal resigns as the President and Chief Operating Officer of the Company.

Termination by Consultant and Company With Notice

5.4 Both the Consultant and Company may terminate this agreement on giving one month (1) prior notice in writing to each other of the effective date of such termination, after the 4-month anniversary of the Effective Date.

No Prejudice

5.5 The termination of this Agreement shall be without prejudice to any rights or obligations of any of the parties hereto which shall have accrued prior to such termination and shall not destroy or diminish or affect any of the provisions of this Agreement which expressly continue in force after such termination. For greater certainty, the Consultant shall be entitled to retain any shares or options (referred to in section 3.1) which have vested as of the date of termination.

Article 6

INDEMNIFICATION

Indemnification of Consultant

6.1 The Company agrees to indemnify and hold harmless the Consultant and its directors, officers, employees and shareholders (including the Principal) (collectively, the “Indemnified Parties”) against actual or threatened investigations, demands, claims, actions, suits, proceedings, or any losses (other than consequential losses or loss of profit), damages, penalties, liabilities, fines any and/or expenses (including any legal or other expenses reasonably incurred in responding to or defending any action, claim or other proceeding in respect thereof) (collectively, the “Claims”) to which any of Indemnified Parties may become subject, or which may be suffered or incurred by any of the Indemnified Parties, and directly or indirectly arising as a result of the Consultant having been engaged pursuant to this Agreement (and for greater certainty, such indemnification shall include any Claims to which the Principal of the Consultant may become subject, or which he may suffer or incur, as a consequence of holding the office of President and Chief Operating Officer of the Company, and any actions of the Principal as President and Chief Operating Officer shall be deemed to be Services provided by the Consultant pursuant to this Agreement); provided however that this indemnity shall not extend to any Claims which any of the Indemnified Parties may become subject in connection with any acts or omissions of the Consultant in breach of its respective duties, obligations and covenants under this Agreement or resulting from the gross negligence, wilful misconduct, illegality or fraud of the Consultant.

The indemnification of the Indemnified Parties shall survive the termination of this Agreement. The Company hereby appoints the Principal as the trustee for the other Indemnified Parties of the covenants of indemnification of the Consultant provided in this Agreement and the Principal accepts such appointment.

Limitations of Liability

6.2 Notwithstanding anything contained herein: (a) any liability of the Consultant to the Company shall not exceed the amount of any fees paid to the Consultant under this Agreement; (b) the Consultant shall have no liability to the Company for loss of profits, indirect or consequential loss or damages or punitive damages; and (c) the obligations of the Consultant hereunder are the obligations of the Consultant only, and the Principal and any other directors, officers, employees or shareholders of the Consultant from time to time shall have no liability to the Company or otherwise under this Agreement.

Article 7

GENERAL PROVISIONS

Notices

7.1 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, or sent by electronic communication and addressed as follows:

To the Company:

Petrosonic Energy Inc.

Attention: Art Agolli	CEO

57 Valley Woods Way NW Calgary AB T3B6A5

e-mail: art.agolli@gmail.com

To the Consultant:

ROCKREEF ADVISORS, LLC

Attention: Keith McGee, President

103 East End Avenue, Shrewsbury NJ 07702

e-mail: kmcgee@sustainablemc.com

or to such other address, telecopier number or email address as may be given in writing by the parties and shall be deemed to have been received, if delivered by hand, on the date of delivery and if telecopied to the telecopier numbers set out above, or sent by email to the email addresses set out above, on the business day next following the date of transmission.

Entire Agreement

7.2 This Agreement, together with the Indemnity Agreement (the “Indemnity Agreement”) between the Company and the Principal dated the date hereof, represents the entire agreement between or involving the parties with respect to the subject matter hereof, and cancels and supersedes any prior understandings and agreements between the parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth herein.

No Abrogation of Other Rights

7.3 This Agreement shall not operate to abrogate any other rights, in law or in equity, to which the Consultant or any other Indemnified Parties may be entitled by operation of law or under any statute, by-law of the Company or agreement (including the Principal as an Indemnified Party pursuant to the Indemnity Agreement), or otherwise.

Time of Essence

7.4 Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.

Binding Effect

7.5 This Agreement shall endure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

Further Assurances

7.6 Each of the parties hereto covenants and agrees to execute such further and other documents and instruments and do such further and other things as may be reasonably required to implement and carry out the intent of this Agreement.

Assignment

7.7 This Agreement and the right and obligations hereunder may not be assigned in whole or in part by either the Company or the Consultant without the prior written consent of the other.

Amendments

7.8 No amendment to this Agreement shall be valid unless it is evidenced by a signed agreement executed by all of the parties hereto.

Waiver

7.9 Any waiver by either party of a breach of provision herein shall not be construed as a waiver of any subsequent breach. Any waiver of a breach of this Agreement must be in writing to be effective.

Governing Law

7.10 This Agreement and all matters arising hereunder shall be governed by, construed and enforced in accordance with the laws of the Province of Alberta, Canada.

7.11 In the event that any provision of this Agreement or any part thereof is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Currency

7.12 All sums of money to be paid or calculated pursuant to this Agreement shall be paid or calculated in the currency of the United States - US Dollars - unless otherwise expressly stated.

Captions and Section Numbers

7.13 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Counterparts

7.14 This Agreement may be executed as one article, and delivered by fax or PDF email attachment, and will be deemed to be an original in digital form, and all of which will constitute one agreement, effective as of the reference date given above.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

PETROSONIC ENERGY INC.

Per:
Authorized Signatory

ROCKREEF ADVISORS, LLC

Per:
Keith McGee